Exhibit 99.10

SPECIAL MEETING OF STOCKHOLDERS OF

KEANE GROUP, INC.

October 22, 2019

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, the Proxy Statement and proxy card are available on our website at www.keanegrp.com.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00030030300000000000 8 100119

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSALS 1, 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. Approve the issuance of shares of Keane's common stock to stockholders of C&J Energy Services, Inc. ("C&J") in connection with the Agreement and Plan of Merger, dated as of June 16, 2019, by and among C&J, Keane and King Merger Sub Corp., a wholly owned subsidiary of Keane ("Merger Sub"), pursuant to which Merger Sub will merge with and into C&J, with C&J surviving the merger as a wholly owned subsidiary of Keane (the "Keane Share Issuance Proposal").	☐	☐	☐
2. Approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Keane's named executive officers in connection with the merger (the "Keane Compensation Proposal").	☐	☐	☐
3. Approve the adjournment of the Keane special meeting (the "Keane Special Meeting") to solicit additional proxies if there are not sufficient votes at the time of the Keane Special Meeting to approve the Keane Share Issuance Proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to Keane stockholders (the "Keane Adjournment Proposal").	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0 14475 KEANE GROUP, INC. Proxy for Special Meeting of Stockholders on October 22, 2019 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Kevin M. McDonald and Gregory L. Powell, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the 2019 Special Meeting of Stockholders, to be held at Keane’s headquarters, located at 1800 Post Oak Boulevard, Suite 450, Houston, TX 77056 on Tuesday, October 22, 2019 at 9:30 a.m. Central Time, and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side.) 1.1